Exhibit 99.1


      Moody's Corporation Reports Results for Third Quarter 2005


    NEW YORK--(BUSINESS WIRE)--Oct. 26, 2005--Moody's Corporation (NYSE: MCO) today announced results for the third quarter of 2005. Please note that all prior period per share amounts referred to in this press release have been adjusted for the 2-for-1 stock split which became effective in the second quarter of 2005.

    Summary of Results for Third Quarter 2005

    Moody's reported revenue of $421.1 million for the three months ended September 30, 2005, an increase of 18% from $357.9 million for the same quarter of 2004. Operating income for the quarter was $231.9 million and rose 17% from $197.8 million for the same period of last year. Diluted earnings per share were $0.48 for the third quarter of 2005, 50% higher than $0.32 in the third quarter of 2004. During the quarter, Moody's reduced reserves by $11.5 million, or $0.04 per diluted share, related to legacy income tax exposures that Moody's assumed in connection with its separation from The Dun & Bradstreet Corporation in 2000 and which are described in Moody's annual and quarterly SEC filings. In addition, operating income and earnings for the quarter included $13.3 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.02 per diluted share. Results for the third quarter of 2004 included charges of $18.4 million, equivalent to $0.06 per diluted share, related to legacy income tax exposures, and $6.7 million related to stock options and other stock-based compensation plans, or $0.01 per diluted share.
    Raymond McDaniel, Chairman and Chief Executive Officer of Moody's, commented, "Moody's reported solid performance again for the third quarter of 2005. In the quarter, almost all major business lines achieved double digit growth versus the same period last year. During the quarter we also implemented a systematic element to our share repurchase activities. We are satisfied with the results of this new effort thus far and Moody's plans to continue to demonstrate our commitment to returning excess capital to shareholders."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the third quarter and the first nine months of both 2005 and 2004 before adjustments for legacy income tax exposures; and (2) presenting results for the third quarter and first nine months of both 2005 and 2004 before the impact of expensing stock-based compensation, which is being phased in for annual stock awards commencing in 2003 over the current four-year stock plan vesting period. In addition, the 2005 outlook presented below includes a discussion of projected 2005 diluted earnings per share growth excluding the impact of the 2005 and 2004 reserve adjustments related to legacy income tax exposures and the impact of expensing stock-based compensation in 2005 and 2004. Attached to this earnings release are tables showing adjustments to Moody's third quarter and first nine months results for 2005 and 2004 to arrive at non-GAAP financial measures excluding the impacts noted above.

    Third Quarter Revenue

    Revenue at Moody's Investors Service for the third quarter of 2005 was $385.8 million, an increase of 17% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the euro relative to the U.S. dollar, contributed approximately 60 basis points to revenue growth and approximately 70 basis points to operating income growth in the quarter. Ratings revenue totaled $332.0 million in the quarter, rising 16% from a year ago. Research revenue of $53.8 million was 23% higher than in the third quarter of 2004.
    Within the ratings business, global structured finance revenue totaled $174.4 million for the third quarter of 2005, an increase of 20% from a year earlier. U.S. structured finance revenue rose 25%, driven by broad-based growth, particularly strong performance in the credit derivatives and commercial mortgage-backed securities segments of the business, and solid growth from asset-backed and residential mortgage-backed securities (including home equity loan securitizations). International structured finance revenue rose 10%, benefiting from strong growth in the commercial mortgage-backed securities business.
    Global corporate finance revenue of $77.3 million in the third quarter of 2005 rose 11% from the same quarter of 2004. Revenue in the U.S. rose 10% from the prior year period, reflecting improvement in speculative grade bond issuance. Outside the U.S., corporate finance revenue increased 15% due to solid performance in the European investment grade business augmented by good growth in Latin America and the Asia-Pacific region outside Japan.
    Global financial institutions and sovereigns revenue totaled $58.4 million for the third quarter of 2005, increasing 17% from the prior year period. Revenue in the U.S grew 11% based on strong growth in issuance by insurance companies, particularly in the life sector, and moderate growth in the finance, securities and banking sectors. Outside the U.S. revenue rose significantly faster, growing more than 20%, in part reflecting robust activity in Europe as issuers refinanced at attractive spreads.
    U.S. public finance revenue was $21.9 million for the third quarter of 2005, 8% higher than in the third quarter of 2004. This reflected a strong increase in long-term issuance as issuers continued to take advantage of low long-term interest rates and the narrow spread between long and short-term rates, which has been favorable for advance refundings.
    Moody's global research revenue rose to $53.8 million, up 23% from the same quarter of 2004. This growth included strong increases in each of Moody's research product segments, including core research services, licensing of Moody's data to third parties for internal use and redistribution, and data and analytic tools.
    Revenue at Moody's KMV ("MKMV") for the third quarter of 2005 was $35.3 million, 21% higher than in the third quarter of 2004. Revenue from risk product subscriptions grew modestly over the prior year, constrained in part by mergers and consolidations in the banking sector. The remaining increase in revenue was attributable to strong growth in professional services, credit decision processing software maintenance, and licensing fees from credit decision processing software, including revenue recognized from the completion of prior contractual commitments.
    Moody's U.S. revenue of $267.0 million for the third quarter of 2005 was up 17% from the third quarter of 2004. International revenue of $154.1 million was 19% higher than in the prior year period and included approximately 150 basis points of favorable impact from currency translation. International revenue accounted for 37% of Moody's total in the quarter, up from 36% in the year-ago period.

    Third Quarter Expenses

    Moody's operating expenses were $189.2 million in the third quarter of 2005, 18% higher than in the prior year period. The quarter's expenses included $13.3 million related to stock-based compensation plans compared with $6.7 million in the 2004 period. The higher 2005 expense reflects, in part, the phasing-in commencing January 2003 of expense related to annual stock awards over the current four-year stock plan vesting period. Moody's operating margin for the third quarter of 2005 was 55%, roughly unchanged from the third quarter of 2004.

    Third Quarter Effective Tax Rate

    Moody's effective tax rate for the third quarter of 2005 was 37.5%. On a pro forma basis, excluding the impacts of changes in legacy tax reserves, the tax rate was 42.4%, up from 41.4% for the same period of 2004 excluding legacy tax charges in that period.

    Year-to-date Results

    Revenue for the first nine months of 2005 totaled $1,258.4 million, an increase of 20% from $1,046.7 million for the same period of 2004. Operating income of $697.2 million was up 20% from $580.2 million for the same period of 2004. Net income for the first nine months of 2005 was $410.7 million, an increase of 36% from $302.5 million in the first nine months of 2004 benefiting from a lower effective tax rate in the third quarter of 2005 as well as improved operating income. Diluted earnings per share for the first nine months of 2005 were $1.34, 34% higher than $1.00 for the same period of 2004.
    Diluted earnings per share for the first nine months of 2005 included a charge of $9.4 million, equivalent to $0.02 per diluted share, for the settlement of sales tax matters related to Moody's operations in Japan from 2000 through June 30, 2005, and an $8.8 million net reduction in tax reserves, equivalent to $0.03 per diluted share, primarily related to legacy income tax exposures. Results for the first nine months of 2004 included legacy tax charges totaling $28.4 million, equivalent to $0.09 per diluted share. Moody's results for the first nine months of 2005 also included $42.5 million of expense related to stock options and other stock-based compensation plans, or $0.08 per diluted share, compared with $19.1 million of similar expense, or $0.04 per diluted share, in the first nine months of 2004.
    Ratings and research revenue at Moody's Investors Service totaled $1,161.2 million for the first nine months of 2005, an increase of 21% from the prior year period. The favorable impact of currency translation contributed approximately 140 basis points to this revenue growth and had a similar impact on operating income growth. Global ratings revenue was $1,003.0 million for the first nine months of 2005, up 21% from $830.9 million in the same period of 2004 with each of the global ratings business lines achieving year-over-year growth. Research revenue rose to $158.2 million for the first nine months of 2005, up 24% from the first nine months of 2004. Finally, revenue at MKMV for the first nine months of 2005 totaled $97.2 million, 10% higher than in the prior year period.

    Share Repurchases

    During the third quarter of 2005, Moody's repurchased 6.3 million shares at a total cost of $309.0 million and issued 0.9 million shares of stock under employee stock compensation plans. Since becoming a public company in October 2000 and through September 30, 2005, Moody's has repurchased 59.8 million shares at a total cost of $1.4 billion, including 30.5 million shares to offset shares issued under employee stock plans. At quarter-end, Moody's had $219 million of share repurchase authority remaining under the current $600 million program.

    Outlook for Full Year 2005

    Moody's overall revenue and earnings per share growth rates for the first nine months of 2005 and our outlook for the remainder of the year suggest that growth for the full year will be modestly above the guidance we provided when we reported second quarter results in July. This adjustment to our guidance is in part based on stronger-than-expected growth in several businesses in the third quarter, partly offset by slower growth in others. As a result, while we are only making a modest adjustment to our overall outlook for the full year 2005, there are some significant changes to our forecasts for individual business lines.
    Moody's outlook for 2005 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage borrowing and refinancing activity, securitization levels and capital markets issuance. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from our current outlook.
    In the U.S., we are now forecasting mid-teens percent revenue growth for the Moody's Investors Service ratings and research business for the full year 2005. In the U.S. structured finance market, we now expect that revenue from rating residential mortgage-backed and home equity securities may rise more than thirty percent from the record level of 2004. This is an important revision from our prior outlook, which anticipated residential mortgage-backed and home equity securities revenue growing in the high teens percent range. We continue to expect good year-over-year growth in several other sectors of U.S. structured finance, including asset-backed securities, credit derivatives and commercial mortgage-backed securities. We now expect total U.S. structured finance revenue to grow in the mid-twenties percent range, compared with our previous forecast which assumed revenue would grow in the mid-teens percent range.
    In the U.S. corporate finance business, despite a recovery in third quarter issuance in the speculative grade bond market following a weak first half, issuance remains uneven and will likely fall substantially below the volume seen in 2004. We believe that revenue weakness related to lower issuance in this business segment will be offset by modest growth from investment grade ratings and price increases in connection with our enhanced analysis initiative. We now expect U.S. corporate finance revenue to grow in the low single-digit percent range for 2005, slower than we had previously forecast.
    In the U.S. financial institutions sector, we look for the impact of projected flat issuance volume to be offset by revenue related to price increases in connection with our enhanced analysis initiative and from new rating relationships. Together, we expect these to result in mid-single-digit percent growth in this sector in 2005, slower than we had previously forecast.
    Moody's U.S. public finance revenue growth for the quarter was roughly in line with our expectations. As a result, our outlook for this business for the full year 2005 is essentially unchanged. We continue to forecast public finance revenue for 2005 increasing in the low teens percent range compared with 2004. We also continue to forecast good growth in the U.S. research business.
    Outside the U.S. we now expect growth in ratings and research revenue in the twenty percent range, with double-digit percent growth in all major business lines and regions, assisted by favorable foreign currency impacts. Our projection assumes continued strength in the corporate investment grade business and good issuance growth in the European financial institutions sector and several sectors of international structured finance, including commercial and residential mortgage-backed securities issuance. In addition, we expect continued strong growth in international research revenue.
    Finally, we continue to expect global revenue at Moody's KMV to rise in the high single to low double-digit percent range, reflecting growth in both credit risk assessment subscription products and credit processing software products.
    For Moody's overall, we expect revenue growth in the 15%-18% range for the full year 2005, including the positive impact of currency translation. We expect the operating margin before the impact of expensing stock-based compensation to be flat to up by 100 basis points in 2005 compared with 2004. This incorporates our modestly upgraded revenue outlook and investments we are continuing to make to expand geographically, improve our analytic processes, pursue ratings transparency and compliance initiatives, introduce new products, and improve our technology infrastructure.
    For 2005 we expect that year-over-year growth in pro forma diluted earnings per share will be in the 16%-19% range. This expected growth excludes the impacts of reserve adjustments related to legacy tax matters and the expensing of stock-based compensation in both 2005 and 2004. The impact of expensing stock-based compensation is expected to be in the range of $0.11 - $0.12 per diluted share in 2005, compared to $0.06 per diluted share in 2004. The estimated 2005 expense does not reflect the effects of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment", which Moody's will implement effective as of January 1, 2006.

    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of credit risk processing and credit risk management products for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which reported revenue of $1.4 billion in 2004, employs approximately 2,500 people worldwide and maintains offices in 19 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of October 26, 2005, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in other filings made by the Company from time to time with the Securities and Exchange Commission.


                          Moody's Corporation
                 Consolidated Statements of Operations
                              (Unaudited)


                                    Three Months       Nine Months
                                       Ended             Ended
                                   September 30,      September 30,
                                  ---------------  -------------------

                                    2005    2004       2005      2004
Amounts in millions, except per
 share amounts
--------------------------------- ---------------- -------------------


Revenue                           $421.1  $357.9   $1,258.4  $1,046.7
--------------------------------- ---------------- -------------------

Expenses

   Operating, selling, general
    and administrative expenses    180.4   151.8      535.1     441.2

   Depreciation and amortization     8.8     8.3       26.1      25.3

                                  ---------------- -------------------
     Total expenses                189.2   160.1      561.2     466.5

--------------------------------- ---------------- -------------------
Operating income                   231.9   197.8      697.2     580.2
--------------------------------- ---------------- -------------------


   Interest and other non-
    operating income/(expense),
    net                              2.7    (3.5)      (6.4)    (14.9)

   Income before provision for
    income taxes                   234.6   194.3      690.8     565.3

   Provision for income taxes       88.0    98.8      280.1     262.8
--------------------------------- ---------------- -------------------

Net income                        $146.6   $95.5     $410.7    $302.5
--------------------------------- ---------------- -------------------



--------------------------------- ---------------- -------------------
Earnings per share (a)
   Basic                           $0.49   $0.32      $1.37     $1.02

   Diluted                         $0.48   $0.32      $1.34     $1.00
--------------------------------- ---------------- -------------------

Weighted average number of shares
 outstanding (a)
   Basic                           299.6   295.2      299.3     297.0

   Diluted                         307.7   301.3      306.8     303.1
--------------------------------- ---------------- -------------------


(a) Prior period earnings per share and weighted average number of shares outstanding have been adjusted to reflect the 2-for-1 stock split.


                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------

Amounts in millions                  2005    2004      2005      2004

-------------------------------------------------- -------------------

Moody's Investors Service (a)

   Structured finance              $174.4  $145.4    $505.3    $396.4

   Corporate finance                 77.3    69.4     236.7     217.9

   Financial institutions and
    sovereign risk                   58.4    50.1     189.7     154.4

   Public finance                    21.9    20.2      71.3      62.2
                                ---------- ------- --------- ---------

         Total ratings revenue      332.0   285.1   1,003.0     830.9

   Research                          53.8    43.7     158.2     127.6
                                ---------- ------- --------- ---------

         Total Moody's Investors
          Service                   385.8   328.8   1,161.2     958.5

Moody's KMV (a)                      35.3    29.1      97.2      88.2
                                ---------- ------- --------- ---------

Total revenue                      $421.1  $357.9  $1,258.4  $1,046.7

-------------------------------------------------- -------------------



Revenue by geographic area

   United States                   $267.0  $228.0    $790.9    $670.9

   International                    154.1   129.9     467.5     375.8
                                ---------- ------- --------- ---------

Total revenue                      $421.1  $357.9  $1,258.4  $1,046.7

-------------------------------------------------- -------------------


(a) Certain prior year amounts have been reclassified to conform to current year presentation.


                          Moody's Corporation
               Selected Consolidated Balance Sheet Data
                              (Unaudited)



                             September 30, 2005   December 31, 2004(1)
                            --------------------- --------------------
                                           Amounts in millions

Cash and cash equivalents          $       736.7        $    606.1
Short-term investments                      81.7               7.3
Total current assets                     1,198.0           1,035.9
Non-current assets                         357.1             353.4
Total assets                             1,555.1           1,389.3
Total current liabilities(1)               505.8             550.5
Notes payable                              300.0             300.0
Other long-term liabilities                251.7             221.3
Shareholders' equity                       497.6             317.5
Total liabilities and
 shareholders' equity              $     1,555.1        $  1,389.3

Shares outstanding (2)                     295.4             297.8

(1) Certain amounts have been reclassified to conform to the current year presentation.

(2) Number of shares outstanding has been adjusted to reflect the 2-for-1 stock split.


                          Moody's Corporation
             Reconciliation to Non-GAAP Financial Measures
                              (Unaudited)


                                             Three Months Ended
                                             September 30, 2005
                                       ------------------------------
Amounts in millions, except per
 share amounts

                                                            Non-GAAP
                                          As                Financial
                                       Reported Adjustments Measures*
                                       -------- ----------- ----------

Revenue                                $421.1                $421.1

Expenses                                189.2   (13.3)(a)     175.9
                                       -------- -------     ---------

Operating income                        231.9    13.3         245.2

Interest and other non-operating
 expense, net                             2.7       -           2.7
                                       -------- -------     ---------

Income before provision for income
 taxes                                  234.6    13.3         247.9

Provision for income taxes               88.0    16.8 (b)     104.8
                                       -------- -------     ---------

Net income                             $146.6   $(3.5)       $143.1
                                       -------- -------     ---------

Basic earnings per share**              $0.49                 $0.48
                                       --------             ---------

Diluted earnings per share**            $0.48                 $0.47
                                       --------             ---------



                                              Three Months Ended
                                              September 30, 2004
                                        ------------------------------

Amounts in millions, except per
 share amounts
                                                             Non-GAAP
                                           As                Financial
                                        Reported Adjustments Measures*
                                        -------- ----------- ---------

Revenue                                 $357.9                $357.9

Expenses                                 160.1    (6.7)(a)     153.4
                                        -------- -------     ---------

Operating income                         197.8     6.7         204.5

Interest and other non-operating
 expense, net                             (3.5)                 (3.5)
                                        -------- -------     ---------

Income before provision for income
 taxes                                   194.3     6.7         201.0

Provision for income taxes                98.8   (15.6)(b)      83.2
                                        -------- -------     ---------

Net income                               $95.5   $22.3        $117.8
                                        -------- -------     ---------

Basic earnings per share**               $0.32                 $0.40
                                        --------             ---------

Diluted earnings per share**             $0.32                 $0.39
                                        --------             ---------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months ended September 30, 2005 and 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $13.3 million in the third quarter of 2005 and $6.7 million in the third quarter of 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $11.5 million of reductions in tax reserves and $18.4 million of income tax provisions in the third quarters of 2005 and 2004, respectively, related to legacy tax exposures.

 * May not add due to rounding.
** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.


                          Moody's Corporation
             Reconciliation to Non-GAAP Financial Measures
                              (Unaudited)


                                              Nine Months Ended
                                             September 30, 2005
                                     --------------------------------
Amounts in millions, except per
 share amounts

                                                            Non-GAAP
                                         As                 Financial
                                      Reported  Adjustments Measures*
                                     ---------- ----------- ----------

Revenue                              $1,258.4              $1,258.4

Expenses                                561.2   (42.5)(a)     518.7
                                     ---------- -------     ---------

Operating income                        697.2    42.5         739.7

Interest and other non-operating
 expense, net                            (6.4)      -          (6.4)
                                     ---------- -------     ---------

Income before provision for income
 taxes                                  690.8    42.5         733.3

Provision for income taxes              280.1    25.5 (b)     305.6
                                     ---------- -------     ---------

Net income                             $410.7   $17.0        $427.7
                                     ---------- -------     ---------

Basic earnings per share**              $1.37                 $1.43
                                     ----------             ---------

Diluted earnings per share**            $1.34                 $1.39
                                     ----------             ---------



                                               Nine Months Ended
                                              September 30, 2004
                                       -------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                          As                 Financial
                                       Reported  Adjustments Measures*
                                       --------- ----------- ---------

Revenue                               $1,046.7              $1,046.7

Expenses                                 466.5   (19.1)(a)     447.4
                                       --------- -------     ---------

Operating income                         580.2    19.1         599.3

Interest and other non-operating
 expense, net                            (14.9)                (14.9)
                                       --------- -------     ---------

Income before provision for income
 taxes                                   565.3    19.1         584.4

Provision for income taxes               262.8   (20.5)(b)     242.3
                                       --------- -------     ---------

Net income                              $302.5   $39.6        $342.1
                                       --------- -------     ---------

Basic earnings per share**               $1.02                 $1.15
                                       ---------             ---------

Diluted earnings per share**             $1.00                 $1.13
                                       ---------             ---------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the nine months ended September 30, 2005 and 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $42.5 million in the first nine months of 2005 and $19.1 million in the first nine months of 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impacts related to the adjustments described in note (a) and to exclude $8.8 million of reductions in tax reserves and $28.4 million of income tax provisions in the first nine months of 2005 and 2004, respectively, related to legacy tax exposures.

 * May not add due to rounding.
** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.


                          Moody's Corporation
             Reconciliation to Non-GAAP Financial Measures
                              (Unaudited)


                                          Twelve Months Ended
                                            December 31, 2004
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- -----------    ---------

 Revenue                            $1,438.3                 $1,438.3

 Expenses                              651.9       (27.8)(a)    624.1
                                    --------- -----------    ---------

 Operating income                      786.4        27.8        814.2

 Interest and other non-operating
  expense, net                         (15.1)          -        (15.1)
                                    --------- -----------    ---------

 Income before provision for income
  taxes                                771.3        27.8        799.1

 Provision for income taxes            346.2       (18.6)(b)    327.6
                                    --------- -----------    ---------

 Net income                           $425.1       $46.4       $471.5
                                    --------- -----------    ---------

 Basic earnings per share**            $1.43                    $1.59
                                    ---------                ---------

 Diluted earnings per share**          $1.40                    $1.55
                                    ---------                ---------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $27.8 million for 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impact related to the adjustment described in note (a) and to exclude $30.0 million of income tax provisions in 2004 related to reserves for legacy tax exposures.

 * May not add due to rounding.
** Prior period earnings per share amounts have been adjusted to reflect the 2-for-1 stock split.


    CONTACT: Moody's
             Michael Courtian, 212-553-7194
             michael.courtian@moodys.com